SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2010

Alamo Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52687 (Commission File Number)	98-0489669 (IRS Employer Identification No.)

10497 Town and Country Way, Suite 310, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(832) 436-1832
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 25, 2010, Alamo Energy Corp. (the “Registrant”) entered into a senior secured convertible promissory note with Eurasian Capital Partners Limited (“Eurasian”) in exchange for $100,000 (“Note”).  The Note is due on November 18, 2012, or upon default, whichever is earlier, and bears interest at the annual rate of 8%.  The Note has an optional conversion feature by which Eurasian can convert the principal and accrued interest into shares of the Registrant’s common stock at a conversion price of $0.50 per share. This brief description of the Note is not intended to be complete and is qualified in its entirety by reference to the full text of the Note as attached in Exhibit 10.1 to this report. In connection with the Note, Eurasian also received warrants to purchase one hundred thousand (100,000) shares of the Registrant’s common stock at a purchase price of $1.00 per share (“Warrants”). The Warrants expire five years from the date of the investment.  This brief description of the Warrants is not intended to be complete and is qualified in its entirety by reference to the full text of the Warrants as attached in Exhibit 10.2 to this report.

The Note and Warrants were issued in a transaction which the Registrant believes satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 for a description of the Note.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the Note and the Warrants.

Item 4.01 Changes in Registrant’s Certifying Accountant

The following change in the Registrant’s certifying accountant was previously disclosed in the Registrant’s Quarterly Report on Form 10-Q under Item 5. Other Information. The Registrant hereby discloses the change in this Item 4.01 on Form 8-K.

On March 17, 2010, the Registrant dismissed Quintanilla Accountancy Corporation (“Quintanilla”) as the Registrant’s principal accountant effective on such date. Quintanilla was the Registrant’s independent registered public accounting firm from January 29, 2010, the date of appointment, until March 17, 2010, the date of dismissal. The Registrant engaged Kelly & Company (“Kelly”) as its new principal accountant effective as of March 17, 2010. The decision to change accountants was recommended and approved by the Registrant’s Board of Directors.

From January 29, 2010, the date of appointment, until March 17, 2010, the date of dismissal, Quintanilla did not issue any reports on our financial statements, and, therefore, there were no resorts issued with adverse opinions or a disclaimer of opinion, and there were no reports issued which were qualified or modified as to uncertainty, audit scope, or accounting principles.

From January 29, 2010, the date of appointment, until March 17, 2010, the date of dismissal, there were no disagreements with Quintanilla on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Quintanilla, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

The Registrant engaged Kelly as our new independent accountant as of March 17, 2010.  During fiscal years 2009 and 2008, and the subsequent interim period through March 17, 2010, the Registrant nor anyone on the Registrant’s behalf engaged Kelly regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

The Registrant’s have made the contents of this Form 8-K available to Quintanilla and requested it to furnish a letter to the Securities and Exchange Commission as to whether Quintanilla agrees or disagrees with, or wishes to clarify our expression of our views. A copy of such letter is attached hereto as Exhibit 16.1.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Form of Senior Secured Convertible Promissory Note.
10.2	Form of Warrants.
16	Letter from Quintanilla Accountancy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Alamo Energy Corp.

Date: March 29, 2010	By:	/s/ Philip Mann
Philip Mann Chief Financial Officer